Exhibit 99.1

GDEE Announces New CFO

Miami, Florida, July 05, 2016 (GLOBE NEWSWIRE) -- Golden Edge Entertainment Inc. (GDEE) announced a new addition to the executive management team. Mirsad Jakubovic is the new Chief Financial Officer of Golden Edge Entertainment effective July 4, 2016.  Mr. Jakubovic brings more than 20 years of finance experience to his new role, having served as a director and executive to numerous public companies.

Currently, Mr. Jakubovic also serves as Chief Financial Officer of Medifocus, a TSX Venture Exchange traded company.  He has held this position for the past 8 years.

Previously, Mr, Jakubovic had served as Director of Finance of Havana House Cigar and Tobacco Merchants.

Mr. Jakubovic holds an MBA in Finance from Richard Ivey School of business and a Bachelor of Commerce from the University of Toronto. In addition, Mr. Jakubovic holds a Chartered Accountant designation.

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects, that reflect our assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Investors should refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Golden Edge Entertainment Investor Relations

Email: ir@gdee.rocks

Website: www.gdee.rocks